UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 15, 1999

                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)

    Maryland                       1-13589                         36-4173047
(State or other          (Commission File Number)              (I.R.S. Employer
 jurisdiction of                                                 Identification
 incorporation or                                                   Number)
 organization)

77 West Wacker Drive, Suite 3900, Chicago Illinois                  60601
  (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (312) 917-1300

                                       N/A
          (Former name of former address, if changed since last report)












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ITEM 5.  OTHER EVENTS

     The registrant has announced that on July 15, 1999 it has closed on the purchase of a 62,000 square foot parcel of land at the northeast corner of South Wacker Drive and West Monroe Street in downtown Chicago, Illinois. A press release dated July 19, 1999 relating to this event is attached to this Report. The text of the press release is as follows:


Chicago, Illinois, July 19, 1999. Prime Group Realty Trust (NYSE:PGE) (the "Company") announced today that it has closed on the purchase of a 62,000 square foot parcel of land at the northeast corner of South Wacker Drive and West Monroe Street in downtown Chicago. As previously announced, the Company has entered into a contract to construct and sell upon completion a 1,038-car parking garage on the eastern one-third of the site. The buyer is Central Parking Corporation (NYSE: CPC), one of the nation's largest public operators and owners of parking garages.

The Company expects to construct the parking garage at an estimated cost of $18.0 million and will sell the parking garage for a price of $37.3 million, thereby reducing the Company's total investment in the development site to $37.0 million. Construction of the garage is anticipated to begin after permits are obtained in the fall of 1999 with an anticipated completion date nine months thereafter.

The purchase of the development site and construction of the garage is being financed, in part, with a $38.0 million land acquisition and construction facility from CORUS Bank, N.A., located in Chicago, Illinois. The initial funding under the facility was $28 million, with the remaining $10 million to be drawn down over the construction period for the parking garage. The facility has a maturity date of March 31, 2001, and bears interest at LIBOR plus 2.75%.

Commenting on the acquisition and related financing, Richard S. Curto, President and Chief Executive Officer stated, "The Wacker and Monroe parcel is one of the premier development sites in downtown Chicago. The presale of the parking garage has reduced our net investment in the site to only $25.50 per buildable square foot, which will allow our Company to be very competitive in attracting new tenants to our future office development."

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. The Company's portfolio consists of 26 office properties, containing an aggregate of 7.9 million net rentable square feet and 40 industrial properties containing an aggregate of 4.9 million net rentable square feet. The portfolio also includes approximately 250.5 acres of developable land and rights to acquire more than 300.4 additional acres of developable land, which management believes could be developed into approximately 12.3 million rentable square feet of office and industrial space.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar word or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PRIME GROUP REALTY TRUST
                                       ------------------------
                                       Registrant



                                            /s/ William M. Karnes
                                            ------------------------------
                                            William M. Karnes
                                            Executive Vice President and
                                            Chief Financial Officer


Date:  July 29, 1999


































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